EXHIBIT B

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: June 22, 2020

EMPYREAN CAPITAL PARTNERS, LP

By:	/s/ C. Martin Meekins
	Name:	C. Martin Meekins
	Title:	Chief Operating Officer

EMPYREAN CAPITAL OVERSEAS MASTER FUND, LTD.

By:	Empyrean Capital Partners, LP, its Investment Manager

By:	/s/ C. Martin Meekins
	Name:	C. Martin Meekins
	Title:	Chief Operating Officer

P EMP LTD.

By:	Empyrean Capital Partners, LP, its Investment Manager

By:	/s/ C. Martin Meekins
	Name:	C. Martin Meekins
	Title:	Chief Operating Officer

By:	/s/ Amos Meron
AMOS MERON